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                                                                   EXHIBIT 99(b)


                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
                                 REVOCABLE PROXY
                         SPECIAL MEETING OF SHAREHOLDERS
                                 MARCH 7, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned, as a holder of common stock of Peoples Heritage Financial Group, Inc. ("Peoples Heritage"), hereby appoints William J. Ryan and Peter J. Verrill as Proxies, with the full power of substitution, to represent and to vote as designated on the reverse of this card all of the shares of Peoples Heritage common stock which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on Tuesday, March 7, 2000, at 10:30 a.m., Eastern Time, or any adjournment thereof.

         THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

         SHARES OF PEOPLES HERITAGE COMMON STOCK WILL BE VOTED AS SPECIFIED. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO ADOPT AN AGREEMENT AND PLAN OF MERGER, DATED AS OF JUNE 1, 1999, BETWEEN PEOPLES HERITAGE AND BANKNORTH GROUP, INC. , AS AMENDED. IF ANY OTHER MATTER IS PROPERLY PRESENTED AT THE SPECIAL MEETING OF SHAREHOLDERS, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS APPOINTED AS PROXIES.

           IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE.

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           PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK


                                                           ---------------------
                                                            I plan to attend the
                                                            meeting
                                                                  /  /
                                                           ---------------------

     1. Proposal to adopt an Agreement and Plan of Merger, dated as of June 1, 1999, between Peoples Heritage Financial Group, Inc. ("Peoples Heritage") and Banknorth Group, Inc. ("Banknorth"), as amended, which provides, among other things, for (i) the merger of Banknorth with and into Peoples Heritage under the name of "Banknorth Group, Inc." and
         (ii) the conversion of each share of Banknorth common stock outstanding immediately prior to the merger (other than certain shares specified in the Agreement and Plan of Merger) into the right to receive 1.825 shares of Peoples Heritage common stock, subject to possible adjustment under certain circumstances, plus cash in lieu of any fractional share interest.

                         FOR           AGAINST           ABSTAIN
                         /  /           /  /               /  /

     2. In their discretion, upon any other matter that may properly come before the Special Meeting of Shareholders or any adjournment or adjournments thereof.


        THE BOARD OF DIRECTORS OF PEOPLES HERITAGE RECOMMENDS A VOTE FOR APPROVAL OF THE AGREEMENT AND PLAN OF MERGER. SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS.


                                    Dated:
                                          --------------------------------------

                                    Signature
                                             -----------------------------------

                                    Signature
                                             -----------------------------------
                                                      (print name)

IMPORTANT: Please sign your name exactly as it appears hereon. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.

NOTE: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.